CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED PORTIONS OF THIS EXHIBIT. THE REDACTIONS ARE INDICATED WITH “[**]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.

FIRST AMENDMENT TO MASTER DISTRIBUTOR AGREEMENT
This First Amendment to Master Distributor Agreement (this “Amendment”), is effective as of April 1st, 2013, by and among Pacira Pharmaceuticals, Inc., a California corporation (“Pacira”) and CrossLink BioScience, LLC, a Georgia limited liability company (“Master Distributor”)( Individually the “Party”, collectively the “Parties”).
RECITALS
WHEREAS, Pacira and Master Distributor are parties to a Master Distributor Agreement dated April 1, 2013 (the “Agreement”) pursuant to which Master Distributor has been providing services to Pacira on the terms and conditions set forth in the Agreement; and
WHEREAS, Pacira and Master Distributor wish to amend certain terms of the Agreement;
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and Agreements made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined herein shall have the respective meanings given to such items in the Agreement.

2.Amendment to Section 2.01. Section 2.01 of the Agreement is hereby amended by deleting the date of October 1, 2014 in the second sentence and substituting the following date in lieu thereof:
“October 1, 2013”
3.Amendment to Exhibit A and Schedule A-1. The Agreement shall be amended by deleting Exhibit A and Schedule A-1 in their entirety and replacing them with a new Exhibit A and Schedule A-1 attached hereto as “First Amendment to Master Distributor Agreement- Exhibit A and Schedule A-1.”

4.    Amendment to Section 2.01.    Section of the 2.01 of the Agreement is amended by deleting the language in Section 2.01(ii) and replacing it in its entirety with the following:
“(ii) prepare an annual business and promotion plan for discussion, review, coordination and approval by Pacira [**] prior to the start of each annual period commencing October 1, 2014”
All other provisions of Section 2.01 shall remain unchanged and in full force and effect.
5.    Amendment to Section 2.02. Section 2.02 of the Agreement is hereby amended by adding the following additional language after the second sentence in section 2.02
“Prior to Master Distributor executing any such contracts with Sub-Distributors Master Distributor, shall obtain Pacira’s approval of such contracts in writing. Further, Master Distributor shall advise Pacira of any proposed amendments to any executed contracts between Master Distributor and Sub-Distributor and shall not agree to any such amendments without receiving Pacira’s express written consent. Master Distributor shall not consent to any obligations requiring consent or approval under the contracts between Master Distributor and Sub-Distributors, that require Pacira’s consent or approval without first obtaining Pacira’s express written consent including, but not limited to the following: (i) preparation of semi-annual business and promotion plans between the Master Distributor and any Sub-Distributors; (ii) utilization of the services of any independent contractors, distributors or agents not previously approved by Pacira; (iii) assignment or transfer of an existing executed agreement between Master Distributor and a Sub-Distributor; (iv) overriding any limitations imposed upon a Sub-Distributor or a Sub-Distributor representative to (a) promote, sell or distribute any products of any other person, corporation or entity which are in competition with the Product, (b) act as a distributor or agent for any other person, corporation, or other entity with respect to products which are in competition with the Product, and (c) intentionally promoting the Product in any Carved Out Geographies in the Territory; and (v) scheduling of quarterly meetings with Master Distributor and any Sub-Distributors.
Section 2.02 of the Agreement is hereby further amended by adding the following additional language after the third sentence in section 2.02:
“Master Distributor shall advise Pacira prior to termination of any contracts between Master Distributor and any Sub-Distributors.”
All other provisions of Section 2.02 shall remain unchanged and in full force and effect.
6.    Amendment to Section 9.02.2.     Section 9.02.2 of the Agreement is amended by adding the following new paragraph, all other provisions of Section 9.02.2 shall remain unchanged and in full force and effect:
“Neither Master Distributor nor any person employed or retained by Master Distributor in connection with any work to be performed for or on behalf of Pacira has been sanctioned by the Office of Inspector General (“OIG”) pursuant to Section 1128 of the Social Security Act, as it may be amended from time to time, and listed as an Excluded Individual or Entity by the OIG and no Excluded Individual or Entity will in the future be employed by Master Distributor in connection with any work to be performed for or on behalf of Pacira.  If at any time after execution of this Agreement, Master Distributor becomes aware that Master Distributor or any person employed or retained by Master Distributor in connection with any work to be performed for or on behalf of Pacira shall become or shall be in the process of being sanctioned and excluded, Master Distributor hereby agrees to so notify Pacira immediately in writing and immediately take steps to prevent such person form performing any of the services contemplated by this Agreement.”

7.    Amendment to Section 11.03. Section 11.03 of the Agreement is hereby amended by adding the following additional language:

“Master Distributor shall ensure that all CrossLink independent contractors performing services hereunder have been advised of the Independent Contractor Obligations as set forth in new Exhibit D to the Agreement (attached hereto as “Second Amendment to the Master Distributor Agreement-Exhibit D Independent Contractor Obligations”) and agrees to promote the Product in the Territory in accordance with such obligations.
8.    Amendment to Section 11.4. Section 11.04 of this Agreement is amended by replacing it in its entirety the bolded and underlined language: “EXHIBITS A, B AND C” with the language set forth below:

"EXHIBITS A, B, C AND D”.
All other provisions of Section 11.04 shall remain unchanged and in full force and effect:
9.    No Other Amendments. Except as expressly amended hereby the Agreement shall continue in full force and effect.
10.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of New Jersey without giving effect to the choice of law provisions thereof.
11.    Counterparts. For the convenience of the parties hereto, this Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same Agreement.
12.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and each of their successors and assigns, including, without limitation, any successors or surviving entities thereto by operation of merger.
13.    Entire Agreement. The Agreement, as amended hereby, constitutes the entire Agreement of all parties hereto with respect to the subject matter hereof and supersedes all prior Agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof. All references in the Agreement to “this Agreement”, “hereof”, “hereby” and words of similar import shall refer to the Agreement as amended hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have entered into this First Amendment to Master Distributor Agreement effective as of the date first above written.

PACIRA PHARMACEUTICALS, INC.

By: /s/ David Stack
Name: David Stack
Title: President, CEO

CROSSLINK BIOSCIENCE, LLC

By: /s/ Gordon Ford
Name: Gordon Ford
Title:

FIRST AMENDMENT TO MASTER DISTRIBUTOR AGREEMENT
EXHIBIT A
THE TERRITORY
The Territory during the Pilot Period shall consist of those geographic regions in the United States as agreed to by the Master Distributor and Pacira and those target accounts in such geographic regions which agreed upon target accounts shall be set forth on a list prepared by Master Distributor. Master Distributor shall focus its initial selling efforts on such target accounts. During the Pilot Period, the parties shall also discuss and agree on the number of Sub-Distributors in certain regional markets recommended by the Master Distributor. Master Distributor and Pacira may expand the list of Master Distributor target accounts and Sub-Distributors at any time.
Attached hereto as Schedule A-1 is a list of Pacira’s “Carved Out Geographies” in the Territory that are assigned under contract to third parties other than Master Distributor as of the Effective Date. Carved Out Geographies in the Territory shall also include [**]. During the Pilot Period, Master Distributor shall not promote the Product to any of the Carved Out Geographies in the Territory set forth on Schedule A-1 and no Performance Based Payments will be paid to Master Distributor for any sales in the Carved Out Geographies.
In the event this Agreement is not terminated by Pacira as provided in Section 8.01, during the Subsequent Period, the Territory shall be the United States of America. Within [**] following expiration of the Pilot Period, the parties will meet and review the performance of Master Distributor or any Sub-Distributors during the Pilot Period on a territory by territory basis and thereafter agree on the business plan and operational role out of additional Sub- Distributors in the Territory for the first year of the Subsequent Period (10/1/13-9/30/14). Thereafter, Master Distributor and Pacira shall schedule [**] meetings to discuss the ongoing promotion of the Product and agree on the Master Distributor target list within the Territory so as to align resources to maximize the sales of Product in the Territory.
Master Distributor shall not promote the Product in any Carved Out Geographies in the Territory set forth on Schedule A-1 attached hereto and no Performance Based Payments will be paid to Master Distributor for any sales in such Craved Out Geographies in the Territory.

SCHEDULE A-1 “CARVED OUT GEOGRAPHIES”
*[**]
[**]

SECOND AMENDMENT TO MASTER DISTRIBUTOR AGREEMENT
EXHIBIT D INDEPENDENT CONTRACTOR OBLIGATIONS
Independent Contractor (“IC”) will not utilize the services of any independent contractor or agent in performing your services without first obtaining the consent of CrossLink and Pacira. IC is a not an employee or agent of CrossLink or Pacira and have no authority to bind CrossLink or Pacira.

IC will abide by all laws and maintain complete records relating to your promotion of the Product. IC will (a) limit claims of Product efficacy and safety to those which are consistent with Pacira’s then approved promotional materials and consistent with all legal requirements, including FDA approved Product labeling, and (b) not delete or modify claims of efficacy and safety in the promotion of the Product so that they are different in any way from those contained in Pacira’s then approved promotional materials for the Product and the FDA approved Product labeling, or make any changes in promotional materials and literature provided by Pacira. In addition, IC will comply with (i) the PhRMA Code on Interactions with Healthcare Professionals (ii) the American Medical Association Gifts to Physicians From Industry Guidelines and (iii) Section 1128B(b) of the Social Security Act. In addition, IC will follow all policies and procedures of CrossLink and Pacira applicable to Product sale and promotion. IC will ensure that he or she is able to maintain complete records of its activities involving the promotion of the Product, including providing all documentation required under the Physician Payment Sunshine Act (“PPSA”).
IC will not make any (i) false or misleading representations to customers or others regarding the Product and (ii) representations, warranties or guarantees with respect to the specifications, features or capabilities of the Product that are not consistent with the applicable current FDA approved labeling, package insert or other documentation accompanying or describing the Product, including Pacira’s standard limited warranty and disclaimers. IC will not enlarge, modify or amend Pacira’s guarantees, warranties, prices or other conditions of sales. IC will always clearly indicate in promotion and sale of the Product that the Product is that of Pacira.

IC will forward any complaints, medical inquiries and/or drug information requests from consumers, physicians or other third parties regarding the Product directly to Pacira within 48 hours of your receipt of such information. IC will not respond directly to any complaints, medical inquiries or drug information requests. In addition, IC will notify AMC and Pacira within 48 hours of any complaint, adverse reaction, injury or death that you become aware of, including name, contact information, product and lot number (if available) resulting from the use of the Product, and cooperate with CrossLink in preparing ant related reports.

IC will promptly notify Pacira and CrossLink upon your being contacted by the FDA or any other Governmental Authority for any regulatory purpose pertaining to the Product. IC shall not respond to the FDA or such other Governmental Authority before consulting with Pacira, unless it is not practical or lawful to give Pacira and CrossLink advance notice.

Unless CrossLink has the following insurance in place and lists IC as an additional insured under the policy, IC will maintain while promoting and selling the Product on behalf of CrossLink, Commercial General Liability insurance (excluding Products and Completed Operations insurance) in an amount not less than [**] per occurrence and [**] annual aggregate coverage. Such insurance policy shall name CrossLink and Pacira as additional insureds, and IC will furnish CrossLink proof of such insurance. In addition, the policy shall provide CrossLink with advance written notice prior to cancellation.
IC agrees to follow all of Pacira’s sales representative training and certification programs, as required by Pacira. Prior to promoting the Product for Crosslink, IC agrees to have the requisite expertise, experience and skill to promote the Product and will do so in a competent, lawful, efficient and professional manner. IC agrees to accurately document all information required under the law relating to the promotion of the Product, including the Physician Payment Sunshine Act. In addition, IC agrees that it will not promote or sell the Product unless and until IC has satisfactorily completed all of Pacira’s sales representative training and certification programs.

IC understands that the Product shall be sold only at prices and terms fixed by Pacira, that all orders and contracts for the purchase of the Product are subject to acceptance or rejection by Pacira and that Pacira reserves the right to reject any order or contract.

IC acknowledges he or she may have access to certain Proprietary Information of CrossLink or Pacira. IC agrees to hold confidential and not disclose, make known, divulge or communicate Proprietary Information to third parties and you will not use Proprietary Information, except in furtherance of and pursuant to your role with CrossLink. The term “Proprietary Information” shall mean all drawings, designs, technical data, quality and performance standards, customer lists, and pricing strategies of Pacira, whether conveyed verbally or in writing. Proprietary Information does not include, and the restrictions related thereto shall not apply to, information in the public domain prior to the date of disclosure. Upon termination of IC’s engagement with CrossLink, IC shall surrender to CrossLink all Proprietary Information of either Pacira or CrossLink in his or her possession.

IC agrees that as long as he or she is engaged by CrossLink to promote the Product and for a period of [**] thereafter, IC will not, without the express written consent of CrossLink (which may not be granted without the express written consent of Pacira),promote, sell or distribute any products which are in competition with the Product. In addition, IC agrees that so long as he or she is engaged by CrossLink to promote the Product, IC will not intentionally promote the Product to any [**].

IC acknowledges that CrossLink has obtained for itself and its authorized sales representatives (including you), a limited license to use the trademarks and trade names (the “Trademarks”) of Pacira in connection with the promotion and sale of the Product. IC shall not acquire any interest in the Trademarks other than the foregoing limited license, and shall not use any Trademarks, or words or symbols confusingly similar to any Trademarks, as part of IC’s corporate or trade name. Upon the termination of CrossLink’s right to sell the Product or your relationship with CrossLink, whichever occurs first, you will cease any further use of the Trademarks.

IC has not been debarred under Section 306(a) or (b) of the Food Drug and Cosmetic Act, 21 U.S.C.§ 301 et seq. and, if IC becomes aware that he or she has been or is about to become debarred, IC agrees to immediately notify AMC, CrossLink and Pacira, and cease any further promotion or sale of the Product. In addition, IC has not been sanctioned by the Office of Inspector General (“OIG”) pursuant to Section 1128 of the Social Security Act, and listed as an Excluded Individual or Entity by the OIG, and, if IC becomes aware that IC has been or is about to become sanctioned and excluded, IC agrees to immediately notify CrossLink and Pacira and cease any further promotion or sale of the Product.